Filed Pursuant to Rule 433

Registration No. 333-209738

No. 333-209738-01

$300 million First National Master Note Trust (“FNMNT”), Series 2018-1

Joint Leads: RBC (str), JPM

Co-Manager: Wells

CLS	US$(mm)*	WAL(yrs)	M/F**	E.FINAL	L.FINAL	CPN	DM	$Px
A	300.00	2.99	Aaa/AAA	10/15/21	10/15/24	1mL+46	46	100.00000

*No-Grow; **Expected ratings (sf)

Expected Pricing:	*Priced*
Expected Settle:	10/17/18
First Pay:	12/17/18
BBERG Ticker:	FNMNT 2018-1
Bill & Deliver:	RBC
ERISA:	Yes
Public/Private:	SEC-Registered
Min Denoms:	$1k by $1k
CUSIP:	32113CBS8
ISIN:	US32113CBS89

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 866 375-6829.